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                                                                    EXHIBIT 32.1

               CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with the Annual Report on Form 10-K of Horizon Medical Products, Inc. (the "Corporation") for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the President, Chief Operating Officer and Interim Chief Executive Officer of the Corporation, hereby certifies:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

                                                 /s/ ROBERT J. WENZEL
                                          --------------------------------------
                                                     ROBERT J. WENZEL
                                          President, Chief Operating Officer and
                                             Interim Chief Executive Officer

March 30, 2004

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Horizon Medical Products, Inc. and will be retained by Horizon Medical Products, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.